Exhibit No. 21

Avanos Medical, Inc.
Subsidiaries

Company	Jurisdiction of Incorporation or Organization
Arabian Medical Products Manufacturing Company	Saudi Arabia
Avent Holdings, LLC	Delaware
Avent, Inc.	Delaware
Avent S. de. R.L. de C.V.	Mexico
CoolSystems, Inc.	California
CORPAK SAS	France
Halyard Australia Pty Limited	Australia
Halyard Belgium BVBA(a)	Belgium
Avanos Medical Brasil Consultoria Ltda.	Brazil
Avanos Medical Brasilia, LLC	Delaware
Avanos Medical (Shanghai) Co., Ltd.	China
Halyard Deutschland GmbH(b)	Germany
Halyard France SAS(c)	France
Avanos Medical Canada Inc.	Canada
Halyard Health India Private Limited	India
Avanos Medical Mexico, S. de R.L. de C.V.	Mexico
Halyard Health South Africa (Pty) Ltd.	South Africa
Halyard Health UK Limited(d)	United Kingdom
Halyard Healthcare, Inc.	Delaware
Avanos Medical International, Inc.	Delaware
Halyard Nederland B.V.(e)	Netherlands
Avanos Medical Sales, LLC	North Carolina
Avanos Medical Sao Paulo, LLC	Delaware
Halyard Singapore Pte. Ltd.	Singapore
Halyard Health South Africa (Pty) Ltd.(f)	South Africa
I-Flow Holdings, LLC	Delaware
Maxter Catheters SAS	France
Medsystems HK Ltd.	Hong Kong
microcuff GmbH	Germany
Safeskin (B.V.I.), Limited	British Virgin Islands
Safeskin Corporation (Thailand) Ltd.(g)	Thailand
Tunis Medical Services	Tunisia
______________________________________________________________________________
(a)Halyard Belgium BVBA was subsequently re-named Avanos Medical Belgium BVBA, effective February 1, 2019.
(b)Halyard Deutschland GmbH was subsequently re-named to Avanos Medical Deutschland, effective January 31, 2019.
(c)Halyard France SAS was subsequently re-named to Avanos Medical France SAS, effective February 17, 2019.
(d)Halyard Health UK Limited was subsequently re-named to Avanos Medical UK Limited, effective February 5, 2019.
(e)Halyard Nederland B.V. was subsequently re-named to Avanos Medical Nederland B.V., effective February 1, 2019.

(f)	Halyard Health South Africa (Pty) Ltd. was subsequently re-named to Avanos Medical South Africa (Pty) Ltd., effective February 13, 2019.

(g)	Safeskin Corporation (Thailand) Ltd., was subsequently re-named to Avanos Medical (Thailand) Ltd., effective January 2, 2019.